Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The unaudited pro forma condensed consolidated financial statements have been prepared to illustrate the effect of the purchase by Mastech Digital, Inc., through its wholly-owned subsidiaries Mastech InfoTrellis, Inc., Mastech InfoTrellis Digital Ltd, Mastech Digital Data, Inc., and Mastech Digital Private Limited (collectively, the Company), of substantially all of the assets comprising the consulting services business in the areas of master data management, data integration and big data (the “Acquired Business”) of InfoTrellis Inc., InfoTrellis, Inc. and 2291496 Ontario Inc., including all outstanding shares of InfoTrellis India Private Limited (collectively, “InfoTrellis”). The purchase was consummated pursuant to two Asset Purchase Agreements and a Share Purchase Agreement (collectively, the “Purchase Agreements”) dated July 7, 2017. The acquisition was completed on July 13, 2017.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2017 reflects the pro forma effect as if the acquisition and associated financing arrangements had been consummated on that date. The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2017 and for the year ended December 31, 2016 include the results of the Acquired Business as though the acquisition occurred on January 1, 2017 and January 1, 2016, respectively.

The unaudited pro forma condensed consolidated balance sheet and statements of operations include pro forma adjustments which reflect transactions and events that (a) are directly attributable to the acquisition, including the financing of such; (b) are factually supportable; and (c) with respect to the statements of operations, have a continuing impact on the Company’s consolidated results. The pro forma adjustments are described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated statements of operations for the periods presented do not reflect any operating efficiencies or inefficiencies that may result from the acquisition of the Acquired Business. Therefore, this pro forma information is not necessarily indicative of results that would have been achieved had the business been combined during the periods presented or the results that the Company will experience going forward. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with: (i) the historical consolidated financial statements and accompanying notes of the Company, which are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016; (ii) the historical condensed consolidated financial statements of the Company included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017; (iii) the audited financial statements of InfoTrellis as of and for the fiscal years ended June 30, 2016 and 2015 included in this Amendment No. 1 to Current Report on Form 8-K; and (iv) the unaudited financial statements InfoTrellis as of March 31, 2017 and for the nine months ended March 31, 2017 and 2016 included in this Amendment No. 1 to Current Report on Form 8-K.

MASTECH DIGITAL, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

AT MARCH 31, 2017

(in USD thousands)

	Mastech Digital As Reported	InfoTrellis Historical	Pro Forma Adjustments (1)		Combined Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$876	$5,259	$(5,059)	(A,B)	$1,076
Accounts receivable, net of allowance for uncollectible accounts	18,704	3,261	—		21,965
Unbilled receivables	4,673	2,243	—		6,916
Prepaid and other current assets	767	264	—		1,031
Prepaid income taxes	4	323	—		327

Total current assets	25,024	11,350	(5,059)		31,315
Equipment, enterprise software, and leasehold improvements, at cost:
Equipment	1,233	147	16	(B,C)	1,396
Enterprise software	645	—	—		645
Leasehold improvements	351	—	—		351

	2,229	147	16		2,392
Less – accumulated depreciation	(1,687)	—	—		(1,687)

Net equipment, enterprise software, and leasehold improvements	542	147	16		705

Deferred income taxes	246	(11)	—		235
Deferred financing costs, net	50	—	—		50
Non-current deposits	176	114	—		290
Goodwill	8,427	—	26,852	(E)	35,279
Intangible assets, net	7,110	—	19,862	(F)	26,972

Total assets	$41,575	$11,600	$41,671		$94,846

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$1,800	$—	$2,012	(G)	$3,812
Accounts payable	2,952	762	—		3,714
Accrued payroll and related costs	5,280	245	—		5,525
Other accrued liabilities	592	106	—		698
Accrued income taxes	—	1,868	(1,606)	(B)	262
Deferred revenue	85	11	—		96

Total current liabilities	10,709	2,992	406		14,107
Long-term liabilities:
Long-term debt, less current portion	11,480	—	26,748	(D,G)	38,228
Accrued earn-out	—	—	17,125	(J)	17,125
Shareholder loan	—	30	(30)	(B)	—
Derivative stock option liability	—	455	(455)	(B)	—

Total liabilities	22,189	3,477	43,794		69,460
Shareholders’ equity:
Preferred Stock	—	—	—		—
Common Stock	53	—	9	(I)	62
Additional paid-in-capital	13,970	77	5,914	(I,H)	19,961
Retained earnings	9,498	8,046	(8,046)	(B,H)	9,498
Accumulated other comprehensive loss	(1)	—	—		(1)
Treasury Stock	(4,134)	—	—		(4,134)

Total shareholders’ equity	19,386	8,123	(2,123)		25,386

Total liabilities and shareholders’ equity	$41,575	$11,600	$41,671		$94,846

MASTECH DIGITAL, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2017

(in USD thousands, except per share data)

	Mastech Digital As Reported	InfoTrellis Historical	Pro Forma Adjustments (2)	Combined Pro Forma
Revenues	$33,100	$5,613	$—	$38,713
Cost of revenues	26,891	3,113	—	30,004

Gross profit	6,209	2,500	—	8,709
Selling, general and administrative expenses	5,806	866	408 (K,L)	7,080

Income from operations	403	1,634	(408)	1,629
Interest (expense), net	(102)	—	(348) (M)	(450)
Other income (expense), net	21	29	—	50

Income before income taxes	322	1,663	(756)	1,229
Income taxes	121	466	(212) (N)	375

Net income	$201	$1,197	$(544)	$854

Earnings per share:
Basic	$.04			$.16

Diluted	$.04			$.16

Weighted average common shares outstanding:
Basic	4,499		857	5,356

Diluted	4,561		857	5,418

MASTECH DIGITAL, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2016

(in USD thousands, except per share data)

	Mastech Digital As Reported	InfoTrellis Historical	Pro Forma Adjustments (2)	Combined Pro Forma
Revenues	$132,008	$25,069	$—	$157,077
Cost of revenues	105,711	12,897	—	118,608

Gross profit	26,297	12,172	—	38,469
Selling, general and administrative expenses	21,790	4,674	302 (K,L)	26,766

Income from operations	4,507	7,498	(302)	11,703
Interest (expense), net	(462)	—	(1,340) (M)	(1,802)
Other income (expense), net	(25)	57	—	32

Income before income taxes	4,020	7,555	(1,642)	9,933
Income taxes	1,500	2,115	(460) (N)	3,155

Net income	$2,520	$5,440	$(1,182)	$6,778

Earnings per share:
Basic	$.57			$1.29

Diluted	$.56			$1.27

Weighted average common shares outstanding:
Basic	4,393		857	5,250

Diluted	4,482		857	5,339

MASTECH DIGITAL, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Description of Transaction and Basis of Presentation:

On July 7, 2017, Mastech Digital, Inc., through its wholly-owned subsidiaries Mastech InfoTrellis, Inc., Mastech InfoTrellis Digital, Ltd., Mastech Digital Data, Inc. and Mastech Digital Private Limited (collectively, the “Company”), entered into two Asset Purchase Agreements and a Share Purchase Agreement (collectively, the “Purchase Agreements”) to acquire substantially all of the assets comprising the consulting services business in the areas of master data management, data integration and big data (the “Acquired Business”) of InfoTrellis Inc., InfoTrellis, Inc. and 2291496 Ontario Inc., including all outstanding shares of InfoTrellis India Private Limited (collectively, “InfoTrellis”). The aforementioned transaction was closed on July 13, 2017.

Under the terms of the Purchase Agreements, the Company paid at the closing of the acquisition $35.75 million in cash, less certain working capital adjustments. The Purchase Agreements also provide for contingent consideration of $19.25 million in deferred cash payments, with up to $8.25 million payable if the net income before interest and income taxes (“EBIT”) of the Acquired Business for the 12-month period beginning on August 1, 2017 (the “Actual Year 1 EBIT”) equals $10.0 million and up to $11.0 million payable if the EBIT of the Acquired Business for the 12-month period beginning on August 1, 2018 (the “Actual Year 2 EBIT”) equals $10.7 million. The deferred amount payments are subject to adjustment under the terms of the Purchase Agreements based upon, among other items, the amount of the Actual Year 1 EBIT and the amount of the Actual Year 2 EBIT.

In support of the acquisition, the Company entered into a new credit agreement on July 13, 2017 with PNC Bank, National Association, as administrative agent, swing loan lender and issuing lender, PNC Capital Markets LLC, as sole lead arranger and sole bookrunner, and certain financial institutions party thereto as lenders (the “Credit Agreement”). The Credit Agreement provides for a total aggregate commitment of $65.0 million, consisting of (i) a revolving credit facility in an aggregate principal amount not to exceed $27.5 million, subject to increase to an aggregate amount not to exceed $37.5 million upon satisfaction of certain conditions; (ii) a $30.5 million term loan facility; and (iii) a $7.0 million delayed draw term loan facility to be used exclusively toward contingent consideration payments. In addition, the Company entered into Securities Purchase Agreements with Ashok Trivedi and Sunil Wadhwani (collectively, the “Investors”) on July 7, 2017 pursuant to which the Company issued and sold an aggregate 857,144 shares (the “Shares”) of its common stock, par value $0.01 per share (the “Common Stock”), to the Investors on July 13, 2017 for $6.0 million in aggregate gross proceeds (the “Private Placement Transactions”). The Company used the proceeds from the Private Placement Transactions to fund a portion of the cash paid at the closing of the acquisition.

The unaudited pro forma condensed consolidated statements of operations include the results of the Acquired Business as though the acquisition occurred as of the beginning of each period presented. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2017 reflects the acquisition of the Acquired Business and related financing as if they had been consummated on that date.

Pro Forma Adjustments

The following pro forma adjustments are included in the unaudited pro forma condensed consolidated financial statements:

(1)	Unaudited pro forma condensed consolidated balance sheet reflects the preliminary purchase price allocation and financing considerations associated with the acquisition of the Acquired Business. Pro forma adjustments included the following:

A.	To record the amount of cash paid at closing from cash balances on hand toward the purchase price and financing fees paid to PNC Bank, National Association of $495,000;
B.	To eliminate assets and liabilities retained by the entities selling the Acquired Business;
C.	To record the fair value of fixed assets acquired;
D.	To record deferred financing costs paid to PNC Bank, National Association at closing;
E.	To record goodwill for the excess purchase price paid over the estimated fair value of identified net assets acquired;
F.	To record the estimated fair value on identifiable intangible assets acquired (see Note 3 of the Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements, herein);
G.	To record borrowing used at closing toward the purchase price assuming the closing occurred on March 31, 2017;

H.	To eliminate InfoTrellis’ equity in the Acquired Business;
I.	To record the sale and issuance of the Shares in connection with the Private Placement Transactions; and
J.	To record contingent consideration.

(2)	Unaudited pro forma condensed consolidated statements of operations reflect the historical operating results of InfoTrellis adjusted for the following:

K.	To adjust selling, general and administrative expenses to eliminate InfoTrellis’ owner bonus distributions, stock-based compensation and one-time transaction costs, offset by additional corporate expenses that would have been incurred by the Company;
L.	To adjust selling, general and administrative expenses for amortization expense of $490,000 per quarter related to identifiable intangible assets based on the preliminary allocation of the purchase price (see Note 3 of the Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements, herein);
M.	To record interest expense on borrowing used towards the purchase price; and
N.	To adjust provision for income taxes to reflect InfoTrellis’ effective tax rate.

2.	Acquisition of the Acquired Business:

The financial terms of the acquisition includes a $35,750,000 cash purchase, less certain working capital adjustments, paid at the July 13, 2017 closing, and contingent consideration of $19,250,000.

Pursuant to the terms of the Purchase Agreements, the Company is required to pay contingent consideration of $19.25 million in deferred cash payments, with up to $8.25 million payable if the EBIT of the Acquired Business for the 12-month period beginning on August 1, 2017 (the “Actual Year 1 EBIT”) equals $10.0 million and up to $11.0 million payable if the EBIT of the Acquired Business for the 12-month period beginning on August 1, 2018 (the “Actual Year 2 EBIT”) equals $10.7 million. The deferred amount payments are subject to adjustment under the terms of the Purchase Agreements based upon, among other items, the amount of the Actual Year 1 EBIT and the amount of the Actual Year 2 EBIT.

Based on a valuation conducted by an independent third party, the fair value of contingent consideration at the closing date was determined to be $17,125,000.

The following table summarizes the consideration paid for the Acquired Business on the July 13, 2017 closing date:

(in thousands)	Amounts
Cash purchase price at closing	$35,750
Working capital adjustment	(930)
Estimated payout of contingent consideration	17,125

Total Consideration	$51,945

The cash purchase price at closing was paid with funds obtained from the following sources:

(in thousands)	Amounts
Cash balance on hand	$341
Sale of Common Stock in the Private Placement Transactions	6,000
Term loan debt facility	30,500
Revolving line of credit	9,000
Payoff of old credit facility	(10,091)

Cash paid at Closing	$35,750

The preliminary allocation of the purchase price was based on estimates of the fair value of assets acquired and liabilities assumed as of July 13, 2017, as set forth below. The excess purchase price over the fair values of the net tangible assets and identifiable intangible assets was recorded as goodwill, which includes value associated with the assembled workforce. All goodwill is expected to be deductible for tax purposes. The valuation of net assets acquired is as follows:

(in thousands)	Amounts
Current Assets	$6,970
Fixed Assets and Other	286
Identifiable intangible assets:
Client relationships	16,671
Covenant not-to-compete	761
Trade name	1,221
Technology	1,209

Total identifiable intangible assets	19,862
Goodwill	27,217
Current liabilities	(2,390)

Net Assets Acquired	$51,945

The fair value of identifiable intangible assets has been estimated using the income approach through a discounted cash flow analysis. Specifically, the Company used the income approach through an excess earnings analysis to determine the fair value of client relationships. The value applied to the covenant not-to-compete was based on an income approach using a “with or without” analysis of this covenant in place. The trade name and technology were valued using the income approach – relief from royalty method. All identifiable intangibles are considered level 3 inputs under the fair value measurement and disclosures guidance.

3. Goodwill and Other Intangible Assets:

The Company is amortizing the identifiable intangible assets on a straight-line basis over estimated average lives ranging from 5 to 12 years. Intangible assets are comprised of the following:

(Amounts in thousands)	Amortization Period	Gross Carrying Value

Client relationships	12	$16,671
Covenant-not-to-compete	5	761
Trade name	5	1,221
Technology	7	1,209

Total Intangible Assets		$19,862

The estimated aggregate amortization expense for intangible assets for the years ending December 31, 2017 through 2021, based on our July 13, 2017 acquisition date is as follows:

	Years Ending December 31,
	2017	2018	2019	2020	2021
	(Amounts in thousands)
Amortization expense	$897	$1,958	$1,958	$1,958	$1,958